Exhibit 99.1

FOR IMMEDIATE RELEASE                      Contact:      Claire M. Chadwick, CFO
                                                         973-669-7366, ext. 267


           PENNFED FINANCIAL SERVICES, INC. REPORTS COMPLETION OF LAST
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           STOCK REPURCHASE PROGRAM AND COMMENCEMENT OF A NEW PROGRAM
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     WEST ORANGE, NJ, May 15, 2003 - PennFed Financial Services, Inc.
(NASDAQ:PFSB), the holding company for the New Jersey-based Penn Federal Savings Bank, today announced that it completed repurchases under its 5 percent Stock Repurchase Program previously authorized in October 2002.

     Claire M. Chadwick, Executive Vice President and Chief Financial Officer of PennFed, indicated that under the completed program, the Company repurchased 360,000 shares from October 28, 2002 through May 14, 2003 at prices ranging from $25.68 to $28.10 per share. After completion of the repurchase, the Company had 6,892,168 shares of common stock outstanding.

     The Company also announced that its Board of Directors authorized another 5% Stock Repurchase Program. Under this new program, the Company can repurchase up to 5% of its outstanding shares over the next 18 months, subject to market conditions.

     Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

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